----
                                      MCRC
                                      ----





                               Richard W. Anderson
                             Senior Vice President





                     MASSACHUSETTS CAPITAL RESOURCE COMPANY
                       The Berkeley at 420 Boylston Street

                                Boston, MA 02116
                        (617) 536-3900 Fax (617) 536-7930

                         OPTICAL CORPORATION OF AMERICA

                    SALE OF SUBORDINATED NOTES AND WARRANTS

                                  May 28, 1992

                               Closing Documents
                               -----------------

Document
 Number                            Description
- --------                           -----------

  1. Subordinated Note and Warrant Purchase Agreement, dated as of May 28, 1992, (the "Agreement") between Optical Corporation of America (the "Company") and Massachusetts Capital Resource Company ("MCRC").

  2. Subordinated Note No. Sub-l, due June 30, 1999, from the Company to MCRC in the principal amount of $1,500,000.

  3. Warrant No. W-l, from the Company to MCRC exercisable for the purchase of 76,000 shares of Common Stock of the Company.

                         OPTICAL CORPORATION OF AMERICA

                Subordinated Note and Warrant Purchase Agreement
                            Dated as of May 28, 1992

                         OPTICAL CORPORATION OF AMERICA

                       Note and Warrant Purchase Agreement

                            Dated as of May 28, 1992

                                      INDEX

                                                                            Page
                                                                            ----
ARTICLE I

   Purchase, Sale and Terms of Notes and Warrants
   1.01.  The Notes ........................................................  1
   1.02.  The Warrants .....................................................  1
   1.03.  Purchase and Sale of Notes and Warrants ..........................  1
          (a)   The Closing ................................................  1
          (b)   Allocation of Purchase Price ...............................  2
          (c)   Use of Proceeds ............................................  2
   1.04.  Payments and Endorsements ........................................  2
   1.05.  Redemptions ......................................................  2
          (a)   Required Redemptions .......................................  2
          (b)   Optional Redemptions Without Premium .......................  3
          (c)   Optional Redemptions With Premium ..........................  3
          (d)   Notice of Redemptions; Pro rata Redemptions.................  3
   1.06.  Payment on Non-Business Days .....................................  3
   1.07.  Registration, etc ................................................  4
   1.08.  Transfer and Exchange of Notes ...................................  4
   1.09.  Replacement of Notes .............................................  4
   1.10.  Subordination ....................................................  5
          (a)   Payment of Senior Debt .....................................  5
          (b)   No Payment on Notes Under Certain Conditions................  6
          (c)   Payments Held in Trust .....................................  6
          (d)   Subrogation ................................................  6
          (e)   Scope of Section ...........................................  7
          (f)   Survival of Rights .........................................  7
          (g)   Amendment or Waiver ........................................  7
          (h)   Senior Debt Defined ........................................  7
   1.11.  Representations by the Purchaser .................................  8
   1.12.  Disclosure of Information by the Purchaser .......................  8


ARTICLE II

Conditions to Purchaser's Obligation

   2.01.  Representations and Warranties ...................................  9
   2.02.  Documentation at Closing .........................................  9

                                                                            Page
                                                                            ----
ARTICLE III

Representations and Warranties

  3.01.   Organization and Standing .......................................  10
  3.02.   Corporate Action ................................................  10
  3.03.   Governmental Approvals ..........................................  11
  3.04.   Litigation ......................................................  11
  3.05.   Compliance with Other Instruments ...............................  11
  3.06.   Federal Reserve Regulations .....................................  12
  3.07.   Title to Assets, Patents ........................................  12
  3.08.   Financial Information ...........................................  13
  3.09    Taxes ...........................................................  13
  3.l0.   ERISA ...........................................................  13
  3.11.   Transactions with Affiliates ....................................  14
  3.12.   Assumptions or Guaranties of Indebtedness
          of Other Persons ................................................  14
  3.13.   Investments in Other Persons ....................................  14
  3.14.   Equal Employment Opportunity ....................................  14
  3.15.   Status of Notes and Warrants as Qualified
          Investments .....................................................  15
  3.16.   Securities Act ..................................................  15
  3.17.   Disclosure ......................................................  15
  3.18.   No Brokers or Finders ...........................................  16
  3.19.   Other Agreements of Officers ....................................  16
  3.20.   Capitalization; Status of Capital Stock .........................  16
  3.21.   Labor Relations .................................................  17
  3.22.   Insurance .......................................................  17
  3.23.   Books and Records ...............................................  17
  3.24.   Foreign Corrupt Practices Act ...................................  17
  3.25.   Environmental Matters ...........................................  17
  3.26.   Registration Rights .............................................  18

ARTICLE IV

  Covenants of the Company

  4.01.   Affirmative Covenants of the Company Other
          Than Reporting Requirements .....................................  18
          (a)   Punctual Payment ..........................................  18
          (b)   Payment of Taxes and Trade Debt ...........................  18
          (c)   Maintenance of Insurance ..................................  19
          (d)   Preservation of Corporate Existence .......................  19
          (e)   Compliance with Laws ......................................  19
          (f)   Visitation Rights .........................................  19
          (g)   Keeping of Records and Books of Account ...................  20
          (h)   Maintenance of Properties, etc ............................  20
          (i)   Compliance with ERISA .....................................  20
          (j)   Maintenance of Debt to Equity Ratio .......................  20
          (k)   Interest Coverage .........................................  20

                                                                            Paqe
                                                                            ----
          (l)   Foreign Corrupt Practices Act .............................  20
          (m)   Equal Employment Opportunity ..............................  21
          (n)   Status of Notes and Warrants as
                Qualified Investments .....................................  21
          (o)   Attendance at Board Meetings ..............................  21
          (p)   Compensation ..............................................  21
          (q)   Guaranty ..................................................  22
          (r)   Budget ....................................................  22

  4.02.   Negative Covenants of the Company ...............................  22
          (a)   Liens .....................................................  22
          (b)   Indebtedness ..............................................  23
          (c)   Lease Obligations .........................................  23
          (d)   Assumptions or Guaranties of Indebtedness
                of Other Persons ..........................................  23
          (e)   Mergers, Sale of Assets, etc ..............................  24
          (f)   Investments in Other Persons ..............................  24
          (g)   Distributions .............................................  25
          (h)   Dealings with Affiliates ..................................  26
          (i)   Maintenance of Ownership of Subsidiaries ..................  26
          (j)   Change in Nature of Business ..............................  26
  4.03.   Reporting Requirements ..........................................  26
  4.04.   Termination of Certain Covenants ................................  28

ARTICLE V

  Reqistration Rights

  5.01.   "Piggy Back" Registration .......................................  28
  5.02.   Required Registration ...........................................  29
  5.03.   Registration on Form S-3 ........................................  29
  5.04.   Effectiveness ...................................................  29
  5.05.   Indemnification of Holder of Registrable Shares .................  30
  5.06.   Indemnification of Company ......................................  31
  5.07.   Exchange Act Registration .......................................  32
  5.08.   Damages .........................................................  32
  5.09.   Further Obligations of the Company ..............................  32
  5.10.   Limitations .....................................................  33
  5.11.   Letter of Opinion of Counsel in Lieu of
          Registration ....................................................  34
  5.12.   Expenses ........................................................  34

ARTICLE VI

Events of Default

  6.01.   Events of Default ...............................................  34
  6.02.   Annulment of Defaults ...........................................  36

                                                                            Page
                                                                            ----
ARTICLE VII

  Definitions and Accounting Terms

  7.01.   Certain Defined Terms ...........................................  37
  7.02    Accounting Terms ................................................  41

ARTICLE VIII

Miscellaneous

  8.01.   No Waiver; Cumulative Remedies ..................................  41
  8.02.   Amendments, Waivers and Consents ................................  41
  8.03.   Addresses for Notices, etc ......................................  42
  8.04.   Costs, Expenses and Taxes .......................................  43
  8.05.   Binding Effect; Assignment ......................................  43
  8.06.   Survival of Representations and Warranties ......................  43
  8.07.   Prior Agreements ................................................  43
  8.08.   Severability ....................................................  43
  8.09.   Governing Law ...................................................  43
  8.10.   Headings ........................................................  43
  8.11.   Sealed Instrument ...............................................  43
  8.12    Counterparts ....................................................  44
  8.13.   Further Assurances ..............................................  44

EXHIBITS

  1.01    Form of Subordinated Notes
  1.02    Form of Common Stock Purchase Warrants
  2.02(a) Form of Guaranty
  2.02(c) Matters to be Covered by Opinion Letter
  3.04    Schedule of Litigation
  3.05    Schedule of Indebtedness
  3.07    Schedule of Mortgages, Pledges, etc.
  3.08    Financial Statements
  3.08(a) Schedule of Certain Transactions
  3.11    Schedule of Transactions with Affiliates
  3.12    Schedule of Assumptions and Guaranties
  3.15    Certificate re "Qualified Investments"
  3.20    Schedule of Capital Stock, Options and Other Rights
  3.25    Schedule of Environmental Matters
  7.01(a) List of Key Employees

                         OPTICAL CORPORATION OF AMERICA
                                170 Locke Drive
                        Marlborough, Massachusetts 01752

                                                              As of May 28, 1992

Massachusetts Capital Resource Company
420 Boylston Street
Boston, Massachusetts 02116

Re:  Subordinated Notes due 1999 and
     Common Stock Purchase Warrants

Gentlemen:

     Optical   Corporation  of  America,   a  Massachusetts   corporation   (the
"Company"), hereby agrees with Massachusetts Capital Resource Company (the "Purchaser") as follows:

                                    ARTICLE I

                 PURCHASE, SALE AND TERMS OF NOTES AND WARRANTS

     1.01. The Notes. The Company has authorized the issuance and sale to the Purchaser of the Company's Subordinated Notes, due June 30, 1999, in the original principal amount of $1,500,000. The Subordinated Notes shall be substantially in the form set forth in Exhibit 1.01 hereto and are herein referred to individually as a "Note" and collectively as the "Notes", which terms shall also include any notes delivered in exchange or replacement therefor.

     1.02. The Warrants. The Company has also authorized the issuance and sale to the Purchaser of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of 76,000 shares of the Company's Common Stock. The Common Stock Purchase Warrants shall be substantially in the form set forth in Exhibit 1.02 hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor.

     1.03.  Purchase and Sale of Notes and Warrants.

            (a) The Closing. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase the Notes and the Warrants for an aggregate purchase price of $1,500,000. Such purchase and sale shall take place at a closing (the "Closing") to be held at the office of Messrs. Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts, on May 28, 1992 at 2:00 P.M., or on such other date and at such time as may be mutually agreed upon. At the Closing the Company will initially issue one Note, payable to the order of the Purchaser, in the principal amount of $1,500,000 and one Warrant, registered in the name of the Purchaser, to purchase (subject to adjustment as provided therein) 76,000 shares of the Company's Common Stock, against delivery to the Company of a check or a receipt of a wire transfer, in the amount of $1,500,000 in payment of the full purchase price for the Notes and Warrants.

            (b) Allocation of Purchase Price. The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, agree that
(i) neither the Purchaser nor any of its partners has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes and Warrants; (ii) the Warrants are not being issued as compensation; and (iii) the assumed prices at which the Notes would be issued if they were issued apart from the Warrants are 100% of the principal amount thereof. The Company and the Purchaser recognize that this Agreement determines the original issue discount to be taken into account as such by the Company and the Purchaser for federal income tax purposes on the Notes and they agree to adhere to this Agreement for such purposes.

            (c) Use of Proceeds. The Company agrees to use the full proceeds from the sale of the Notes and Warrants as working capital for its operations in Massachusetts, including for the repayment of temporary financing obtained by it with which to pay part of the purchase price for its acquisition on March 31, 1992 of certain assets of Contraves USA, Inc. pursuant to that certain Asset Purchase Agreement, dated January 31, 1992, as amended by Amendment No. 1, dated March 31, 1992. Further, the Company agrees that full proceeds from the sale of the Notes and Warrants will be utilized for purposes which increase or maintain equal opportunity employment in the Commonwealth of Massachusetts.

     1.04. Payments and Endorsements. Payments of principal, interest and premium, if any, on the Notes, shall be made directly by check duly mailed or delivered to the Purchaser at its address referred to in Section 8.03 hereof, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.

     1.05.  Redemptions.

            (a) Required Redemptions. Beginning on and with September 30, 1994, and on the last day of December, March, June and September in each year thereafter through and including June 30, 1999, the Company will redeem, without premium, $75,000 in principal amount of the Notes, or such lesser amount as may be then outstanding, together with all accrued and unpaid interest then due on the amount so redeemed. On the stated or accelerated maturity of the Notes, the Company will pay the principal amount of the Notes then outstanding together with all accrued and unpaid interest then due thereon. No optional redemption of less than all of the Notes shall affect the obligation of the Company to make the redemptions required by this subsection.

            (b) Optional Redemptions Without Premium. In addition to the redemptions of the Notes required under subsection 1.05(a), on each required redemption date with respect to the Notes, the Company may also voluntarily redeem, together with all accrued and unpaid interest then due thereon, but without premium, an additional principal amount of the Notes not to exceed the amount of the required redemption due on such date. This right of redemption of the Notes under this subsection 1.05(b) shall not be cumulative.

            (c) Optional Redemptions With Premium. Except as provided in subsections 1.05(a) and (b) and in addition thereto, the Company may at any time, on or after July 1, 1992, (no optional redemption being permitted prior to said date) redeem the Notes in whole or in part (in integral multiples of $10,000) together with interest due on the amount so redeemed through the date of redemption, and a premium equal to the percentage of the principal amount of the Notes redeemed under this subsection applicable to the twelve month period in which such redemption is made, as follows:

          12-month period
              ending                       Premium
          ---------------                  -------
          June 30, 1993                      11%
          June 30, 1994                       9%
          June 30, 1995                       7%
          June 30, 1996                       5%
          June 30, 1997                       3%
          June 30, 1998                       2%
          June 30, 1999                       0%

            (d) Notice of Redemptions; Pro rata Redemptions. Notice of any optional redemptions pursuant to subsections 1.05(b) or (c) shall be given to all registered holders of the Notes at least ten (10) business days prior to the date of such redemption. Each redemption of Notes pursuant to subsections 1.05(a), (b) or (c) shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total principal amount of Notes being redeemed as the principal amount of Notes then held by such holder bears to the aggregate principal amount of the Notes then outstanding.

     1.06. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Massachusetts, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

     1.07. Registration, etc. The Company shall maintain at its principal offlce a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on such Notes or Note. The registered holder of a Note shall be that Person in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Note.

     1.08. Transfer and Exchange of Notes. The registered holder of any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Note, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     1.09. Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which Massachusetts Capital Resource Company, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the registered holder's written agreement to indemnify the Company.

     1.10. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Purchaser and each successor holder of the Notes by his or its acceptance thereof, likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Notes, the payment of the principal of and interest on each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section 1.10 shall constitute a continuing representation to all Persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of any Note without the necessity of joining the Company as a party.

            (a) Payment of Senior Debt. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Notes; and any such payment or distribution, except securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section 1.10, which would, but for the provisions hereof, be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and every holder of the Notes by becoming a holder thereof shall, by his or its acceptance thereof, be deemed to have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorneys-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action for and in the name of the holders of the Notes or otherwise, as such Senior Debt holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section
1.10. The Purchaser and each successor holder of the Notes by its or his acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section 1.10, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Notes.

                  (b) No Payment on Notes Under Certain Conditions. In the event that any default occurs in the payment of the principal of or interest on any Senior Debt (whether as a result of the acceleration thereof by the holders of such Senior Debt or otherwise) and during the continuance of such default for a period up to sixty (60) days and thereafter if judicial proceedings shall have been instituted with respect to such defaulted payment, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt then and during the continuance of such event no payment of principal of or interest on the Notes shall be made by the Company or accepted by any holder of the Notes who has received written notice from the Company or from a holder of Senior Debt of such events.

                  (c) Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of the Notes before all Senior Debt shall have been paid in full, despite or in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Debt (or their duly authorized representatives), until all Senior Debt shall have been paid in full.

                  (d) Subrogation. Subject to the payment in full of all Senior Debt and until the Notes shall be paid in full, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of subsections (a) and (c) of this Section 1.10) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holders of the Notes would be entitled except for the provisions of this Section 1.10 shall, as between the Company and its creditors, other than the holders of Senior Debt and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt.

            (e) Scope of Section. The provisions of this Section 1.10 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 1.10 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of any Note from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this Section
1.10 of the holders of Senior Debt in respect of cash, property or securities of the Company received by the holders of the Notes.

            (f) Survival of Rights. The right of any present or future holder of Senior Debt to enforce subordination of the Notes pursuant to the provisions of this Section 1.10 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, acceptance or taking or release of security of or in respect of any Senior Debt, or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

            (g) Amendment or Waiver. The provisions of this Section 1.10 may not be amended or waived in any manner which is detrimental to any Senior Debt without the requisite consent of the holders of all then existing Senior Debt according to the applicable provisions thereof.

            (h) Senior Debt Defined. The term "Senior Debt" shall mean (i) all Indebtedness of the Company for money borrowed from banks or other institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms or by separate agreement subordinate and junior to or on a parity with the Notes and which is permitted hereby at the time it is created or incurred, and (ii) all guaranties by the Company which are not by their terms or by separate agreement subordinate and junior to or on a parity with the Notes and which are permitted hereby at the time they are made, of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (i) of this sentence had it been Indebtedness of the Company. In making any loans which are (or the guaranties of which are) intended to be Senior Debt, the lenders or purchasers thereof shall be entitled to rely as to the fact that such Indebtedness or guaranty is permitted hereby upon a certificate by the Company's chief financial officer purporting to show such Indebtedness or guaranty will not result in the Company's failure to comply with the provisions of Article IV hereof in effect as of the date of the loan or guarantee.

         1.11. Representations by the Purchaser. The Purchaser represents that it is acquiring the Notes and Warrants for its own account and that the Notes and Warrants are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof or of the Common Stock or other securities receivable upon the exercise of the Warrants; subject, nevertheless, to the condition that the disposition of the property of the Purchaser shall at all times be within its control. The acquisition by the Purchaser of the Notes and Warrants shall constitute a confirmation of this representation.

         1.12. Disclosure of Information by the Purchaser. The Company understands that the Purchaser is a special purpose limited partnership organized under Chapter 109 of the General Laws of the Commonwealth of Massachusetts and Chapter 816 of the Acts and Resolves of 1977 of the Commonwealth of Massachusetts (the "Capital Resource Company Act"), and as such, in accordance with such provisions, the Purchaser, in order to obtain certain benefits for itself and its partners, is required to file certain reports and otherwise disclose information relating to the business, financial affairs, and future prospects of the Company and its affiliates (as defined in the aforesaid legislation) with the Clerk of the Senate and the Clerk of the House of Representatives of the General Court of the Commonwealth of Massachusetts, the Secretary of Manpower Affairs, the Commissioner of Insurance and the Department of Revenue of the Commonwealth of Massachusetts, and that such reports and other information may constitute "public records" within the purview of Section 7 of Chapter 4 of the General Laws of the Commonwealth of Massachusetts. In addition, information relating to the business, financial affairs and future prospects of the Company and its affiliates must be disclosed to others in order to obtain independent confirmation that financing on substantially similar terms to financing provided pursuant to this Agreement was not elsewhere available to the Company. The Company hereby authorizes the Purchaser to disclose all such information relating to the business, financial affairs and future prospects of the Company and its affiliates as has been or may in the future be presented to the Purchaser to all such persons as the Purchaser in good faith deems necessary or appropriate in order to fulfill its obligations under the Capital Resource Company Act.

                                   ARTICLE II

                      CONDITIONS TO PURCHASER'S OBLIGATION

     The obligation of the Purchaser to purchase and pay for the Notes and Warrants at the Closing is subject to the following conditions:

     2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

     2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser and its special counsel:

            (a) A duly executed Guaranty (the "Guaranty") from OCA Applied Optics, Inc., a California corporation and a wholly-owned subsidiary of the Company ("OCA-AO"), of the full, prompt and timely performance by the Company of all of the Company's obligations to the Purchaser, such Guaranty to be substantially in the form set forth in Exhibit 2.02(a) hereto.

            (b) A certified copy of all charter documents of the Company and OCA-AO; a certified copy of the resolutions of the Board of Directors and, to the extent required, the stockholders of the Company and OCA-AO evidencing approval of this Agreement, the Notes, the Warrants, the Guaranty, and other matters contemplated hereby; a certified copy of the By-laws of the Company and OCA-AO; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Notes, the Warrants and the Guaranty.

            (c) A favorable opinion of Messrs. Bowditch & Dewey, counsel for the Company and OCA-AO, as to matters set forth in Exhibit 2.02(c), and as to such other matters as the Purchaser, or its special counsel, may reasonably request.

            (d) A certificate of the Clerk or an Assistant Clerk of each of the Company and OCA-AO which shall certify the names of the officers authorized to sign this Agreement, the Notes, the Warrants, the Guaranty and the other documents or certificates to be delivered pursuant to this Agreement by the Company and OCA-AO, or any of their respective officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificates until it shall receive a further certificate of the Clerk or an Assistant Clerk of the Company and OCA-AO, as the case may be, cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

            (e) A certificate from a duly authorized officer of the Company stating that (i) the representations and warranties of the Company contained in
Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct, and (ii) no condition or event has occurred or is continuing or will result from execution and delivery of this Agreement, the Notes, the Warrants or the Guaranty which constitute an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            (f) A certificate, in the form attached as Exhibit 3.15 hereto, shall have been executed and delivered by a duly authorized officer of the Company.

            (g)  Payment  for  the  costs,  expenses,   taxes  and  filing  fees
identified in Section 8.04 as to which the Purchaser gives the Company notice prior to the Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants as follows:

     3.01. Organization and Standing. The Company and OCA-AO are each a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Neither the nature of the business conducted by the Company or OCA-AO, nor the character of the properties owned or held under lease by the Company or OCA-AO requires the Company or OCA-AO to be qualified or licensed as a foreign corporation in any state or jurisdiction. OCA-AO is the only Subsidiary of the Company and all of its outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable, and is owned beneficially and of record by the Company free and clear of any lien, right, encumbrance or restriction of any nature, including, without limitation, any lien, right, encumbrance or restriction on transfer, other than the pledge thereof by the Company to Greyhound Financial Corporation pursuant to a Pledge Agreement dated as of March 23, 1990, a copy of which has been delivered to the Purchaser.

     3.02. Corporate Action. The Company and OCA-AO have all necessary corporate power and have taken all corporate action required to make all the provisions of this Agreement, the Notes, the Warrants, the Guaranty and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. Neither the issuance of the Notes or Warrants, nor the issuance of shares of Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which the Company or OCA-AO is a party or by which it is bound.

     3.03. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company and OCA-AO of, or for the performance by either of them of their respective obligations under, this Agreement, the Notes, the Warrants or the Guaranty.

     3.04. Litigation. Except as is set forth on Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened against the Company or OCA-AO affecting any of its properties or assets, or against any Key Employee of the Company or OCA-AO where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company or OCA-AO, nor, to the best of the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Neither the Company nor OCA-AO, nor, to the best of the knowledge of the Company, any Key Employee of the Company or OCA-AO is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or OCA-AO. There are no actions or proceedings pending or threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or OCA-AO or in any of its properties or assets, or which might call into question the validity of this Agreement, the Notes, the Warrants or the Guaranty or any action taken or to be taken pursuant hereto or thereto.

     3.05. Compliance with Other Instruments. The Company and OCA-AO each is in compliance in all respects with the terms and provisions of this Agreement and of its respective charter and bylaws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules and regulations by which it is bound or to which its properties or assets are subject. There is no term or provision in any of the foregoing documents and instruments which materially adversely affects the business, assets or financial condition of either the Company or OCA-AO. Neither the execution and delivery of this Agreement, the Notes, the Warrants, the Guaranty, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments. A schedule of Indebtedness of the Company and OCA-AO (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Exhibit 3.05.

     3.06. Federal Reserve Regulations. Neither the Company nor OCA-AO is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes or Warrants will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     3.07. Title to Assets, Patents. Except as is set forth in Exhibit 3.07, each of the Company and OCA-AO has good and clear record and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books including those reflected in the most recent consolidated balance sheet of the company and OCA-AO which forms a part of Exhibit 3.08 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances. Each of the Company and OCA-AO enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. Each of the Company and OCA-AO owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights being used to conduct its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. Neither the Company nor OCA-AO has any obligation to compensate any Person for the use of any such patents or such rights nor has the Company or OCA-AO granted to any Person any license or other rights to use in any manner any of such patents or such rights of the Company or OCA-AO.

     3.08. Financial Information. The consolidated financial statements of the Company and OCA-AO attached as Exhibit 3.08 present fairly the consolidated financial position of the Company and OCA-AO as at the dates thereof and their results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. The financial statements so attached are: (1) for the two years ended June 30, 1991 and June 30, 1990, certified by Deloitte & Touche and (ii) for the nine-month period ended March 31, 1992, being unaudited and subject to year-end adjustments consisting of normal recurring items which will not be material in the aggregate. Neither the Company nor OCA-AO has any liability contingent or otherwise not disclosed in the aforesaid financial statements or in the notes thereto that could, together with all such other liabilities, materially affect the financial condition of the Company or OCA-AO, nor does the Company have any reasonable grounds to know of any such liability. Except as set forth in Exhibit 3.08(a), since the date of the certified financial statements for the year ended June 30, 1991, (i) there has been no adverse change in the business, assets or condition, financial or otherwise, operations or prospects, of the Company or OCA-AO; (ii) neither the business, condition, operations or prospects of the
Company or OCA-AO nor any of their properties or assets has been adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; (iii) neither the Company nor OCA-AO has incurred any additional Indebtedness for money borrowed or redeemed, whether in whole or in part, any Indebtedness for money borrowed; (iv) neither the Company nor OCA-AO has purchased or sold any assets, other than in the ordinary course of business; (v) neither the Company nor OCA-AO has issued or sold any of its capital stock, or any options, warrants or convertible securities exercisable therefor; and (vi) neither the Company nor OCA-AO has entered into any material transaction or made any distribution on its capital stock. The Company has delivered to the Purchaser a true, correct and complete copy of each agreement, instrument and document evidencing each of the transactions set forth in Exhibit 3.08(a).

     3.09. Taxes. The Company and OCA-AO have accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by them, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. The Company knows of no additional assessments or adjustments pending or threatened against the Company or OCA-AO for any period, nor of any basis for any such assessment or adjustment.

     3.10. ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by the Company or OCA-AO, which is subject to part 3 of Subtitle B of Title I of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or OCA-AO.

     3.11. Transactions with Affiliates. Except as is set forth in Exhibit 3.11, there are no loans, leases, royalty agreements or other continuing transactions between the Company or OCA-AO and any Person owning five percent (5%) or more of any class of capital stock of the Company or OCA-AO or other entity controlled by such stockholder or a member of such stockholder's family.

     3.12. Assumptions or Guaranties of Indebtedness of Other Persons. Except as is set forth on Exhibit 3.12, neither the Company nor OCA-AO has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

     3.13. Investments in Other Persons. Neither the Company nor OCA-AO has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company or OCA-AO obligated or ccmmitted to make any such loan or advance, nor does the Company or OCA-AO own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person.

     3.14. Equal Employment Opportunity. The Company has reviewed its employment practices and policies and those of OCA-AO and, to the best of its knowledge, the Company and OCA-AO are in full compliance with (a) all applicable laws of the United States, of the Commonwealth of Massachusetts and of each other applicable jurisdiction, relating to equal employment opportunity (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. ss.000e-17), the Age Discrimination in Employment Act of 1967, as amended (29 U.S.C. ss.621-634), the Equal Pay Act of 1963 (29 U.S.C. ss.206(d)), and any
rules, regulations and administrative orders and Executive Orders relating thereto; Mass. Gen. Laws. c. 15lB, Mass. Gen. Laws c. 149 ss.24A et seq. and ss.105A et seq., and any rules or regulations relating thereto; and (b) the applicable terms, relating to equal employment opportunity, of any contract, agreement or grant the Company or OCA-AO has with, from, or relating (by way of subcontract or otherwise) to any other contract, agreement or grant of, any federal or state governmental unit ("Government Contract"), including, without limitation, any terms required pursuant to Federal Executive Order No. 11246 and Massachusetts Executive Order No. 74 (both as amended). To the best of the Company's knowledge, it and OCA-AO have kept all records required to be kept, and have filed all reports, affirmative action plans and forms (including, without limitation and where applicable, Form EEO-1) required to be filed pursuant to any such applicable law or the terms of any such

Government-Contract. Neither the Company nor OCA-AO has been subject to any adverse final determination or order, with respect to any charge of employment discrimination made against it, by the United States Equal Employment Opportunity Commission, the Massachusetts Commission Against Discrimination or any other governmental unit (including, without limitation, any such governmental unit with which it has a Government Contract), and neither the Company nor OCA-AO is presently, to the best of the Company's knowledge, subject to any formal proceedings before, or investigations by, such commissions or governmental units.

     3.15. Status of Notes and Warrants as Qualified Investments. The Company has duly authorized the execution and delivery to the Purchaser on behalf of the Company of the certificate attached as Exhibit 3.15 hereto, setting forth such statements, information and related data as are necessary to permit the Purchaser to determine and demonstrate that the Notes and Warrants issued pursuant to this Agreement will constitute "qualified investments" within the meaning of that term as set forth in the Capital Resource Company Act and that the full proceeds of the Notes and Warrants will be used for purposes which will materially increase or maintain equal opportunity employment in the Commonwealth of Massachusetts. All such statements, information and related data presented in such certificate as are not based on estimates and projections of future events are true and correct as of the date of such certificate and all such statements, information and related data based upon estimates or projections of future events have been carefully considered and prepared on behalf of the Company.

     3.16. Securities Act. Neither the Company nor anyone acting on its behalf has offered any of the Notes, Warrants or similar securities, or solicited any offers to purchase or made any attempt by preliminary conversation or negotiations to dispose of the Notes, Warrants or similar securities, to any Person other than the Purchaser or the institutions described in Exhibit 3.15. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Notes, Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Notes and Warrants under the registration provisions of the Securities Act.

         3.17. Disclosure. Neither this Agreement, the financial statements incorporated herein as Exhibit 3.08, the Certificate set forth as Exhibit 3.15 hereof, the Business Plan, nor any other agreement, document, certificate, schedule, exhibit or written statement furnished to the Purchaser or its special counsel by or on behalf of the Company or OCA-AO in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of the Company or any of its Key Employees which has not been disclosed herein or in writing by the Company to the Purchaser and which materially adversely affects, or in the future in the Company's opinion may, insofar as it can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company or OCA-AO. Without limiting the foregoing, the Company has no knowledge that there exists any patent,
invention,   device,  application  or  principle  or  any  statute,  rule,  law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company or OCA-AO.

     3.18. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or OCA-AO for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or OCA-AO or any agent of the Company or OCA-AO.

     3.19. Other Agreements of Officers. To the best of the knowledge of the Company, no Key Employee of the Company or OCA-AO is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or OCA-AO or the right of any such person to participate in the affairs of the Company or OCA-AO. To the best of the knowledge of the Company, no Key Employee has any present intention of terminating his employment with the Company or OCA-AO and neither the Company nor OCA-AO has any present intention of terminating any such employment.

         3.20. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of 2,000,000 shares of Common Stock, of which 768,005 shares are issued and outstanding and no shares of which are held by the Company as Treasury Stock. A complete list of the outstanding capital stock of the Company and the names in which such capital stock is registered is set forth in Exhibit 3.20 hereto. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and, with the exception of 9,638 shares issued on March 23, 1990, 6,667 shares issued on September 10, 1991 and 1,000 shares issued on March 30, 1992 which remain in escrow pending satisfaction of certain conditions established by the Company, are fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants, when so issued, will be duly authorized, validly issued and fully paid and nonassessable. Except as otherwise indicated on
Exhibit 3.20, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of the

Notes, the Warrants or shares of Common Stock issued or issuable upon exercise of the Warrants, other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. Neither the issuance of the Notes or the Warrants nor the shares of Common Stock issued upon exercise of the Warrants will result in an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Closing complied with or were exempt from all federal and state securities laws.

     3.21. Labor Relations. To the best of the knowledge of the Company, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company or OCA-AO. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company or OCA-AO. Furthermore, to the best of the knowledge of the Company, relations with employees of the Company and OCA-AO are good and there is no reason to believe that any labor difficulties will arise in the foreseeable future.

     3.22. Insurance. The Company and OCA-AO carry insurance covering their properties and business adequate and customary for the type and scope of the properties and business, but in any event in amounts sufficient to prevent the Company or OCA-AO from becoming a co-insurer.

     3.23. Books and Records. The books of account, ledgers, order books, records and documents of the Company and OCA-AO accurately and completely reflect all material information relating to the business of the Company and OCA-AO, the nature, acquisition, maintenance, location and collection of the assets of the Company and OCA-AO, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and OCA-AO.

     3.24. Foreign Corrupt Practices Act. The Company has reviewed its practices and policies and that of OCA-AO and to the best of its knowledge and belief neither it nor OCA-AO is engaged, nor has any officer, director, employee or agent of the Company or OCA-AO engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.

     3.25. Environmental Matters. Neither the Company nor OCA-AO has caused or, to the best of the Company's knowledge, allowed, and neither the Company nor OCA-AO has arranged with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise except in material compliance with applicable Environmental Laws. The Company and OCA-AO and the operations of their respective business are, to the best of the Company's knowledge, in material compliance with all Environmental Laws. Except as otherwise disclosed on Exhibit 3.25 attached hereto, neither the Company nor OCA-AO has received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority alleging any violation or potential violation of any Environmental Law in connection with the operation of its Business, and the Company is not aware of any basis therefor. Each of the Company and OCA-AO has obtained and is currently maintaining in full force and effect all necessary material permits, licenses and approvals referred to in any Environmental Laws applicable to its premises and the business conducted thereon and is in material compliance with all such permits, licenses and approvals. To the best of the Company's knowledge, except as otherwise disclosed on Exhibit 3.25, neither the Company nor OCA-AO has caused or allowed a release, or a threat of release, of any Hazardous Substances onto its premises or any other property.

     3.26. Registration Rights. Other than the Purchaser pursuant to the terms of Article V hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.01. Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Notes or Warrants are outstanding, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

            (a) Punctual Payment. Pay the principal of, premium, if any, and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

            (b) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any

Subsidiary, provided that neither the Company nor the Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

            (c) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or such Subsidiary from becoming a co-insurer.

            (d) Preservation of Corporate Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which, in the reasonable opinion of its Board of Directors, such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.02(e). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

            (e) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or other.

            (f) Visitation Riqhts. At any reasonable time and from time to time, permit the Purchaser or any agents or representatives thereof designated by it in writing, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants.

            (g) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied (except for any changes mandated by generally accepted accounting principles), reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            (h) Maintenance of Properties, etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

            (i) Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

            (j) Maintenance of Debt to Equity Ratio. Maintain a ratio of Consolidated Indebtedness, other than Indebtedness represented by the Notes, to Consolidated Net Worth, plus Indebtedness represented by the Notes, of not more than 2 to 1, such ratio to be measured at the end of each fiscal quarter of the Company.

            (k) Interest Coverage. Maintain a ratio of Consolidated Net Earnings Available for Interest Charges to Interest Charges of not less than 1.5 to 1 through and including June 30, 1993, and not less than 2 to 1 thereafter, such ratio to be measured at the end of each fiscal quarter of the Company as an average of the four (4) most recent fiscal quarters of the Company.

            (1) Foreign Corrupt Practices Act. Comply, and cause each Subsidiary to comply, and cause each officer, director, employee and agent of the Company and each Subsidiary to comply, at all times with the prohibitions on certain acts and practices set forth in the Foreign Corrupt Practices Act of 1977, and any rules or regulations promulgated thereunder.

            (m) Equal Employment Opportunity. Comply, and cause each Subsidiary to comply, with all applicable laws of the United States, the Commonwealth of Massachusetts, and of each other applicable jurisdiction relating to equal employment opportunity, any rules, regulations, administrative orders and Executive Orders relating thereto and the applicable terms, relating to equal employment opportunity, of any Government Contract; and keep, and cause each Subsidiary to file, all reports, affirmative action plans and forms required to be filed, pursuant to any such applicable law or the terms of any such Government Contract; provided, however, the Company or any Subsidiary shall not be considered to have failed to comply with the foregoing during any period that any matter relating to the Company's or such Subsidiary's employment practices is being contested by the Company or such Subsidiary in appropriate proceedings, or thereafter, if the Company or such Subsidiary complies with any final determination issued in such proceedings.

            (n) Status of Notes and Warrants as Qualified Investments. In the event that any of the statements, information and related data provided by or on behalf of the Company or any Subsidiary and relied upon by the Purchaser in determining that the Notes and Warrants constitute "qualified investments" within the meaning of that term in the Capital Resource Company Act shall be put in issue in any formal or informal proceedings initiated or conducted by or on behalf of the Commonwealth of Massachusetts, the Company shall, upon reasonable notice and at its expense, provide, and, cause each Subsidiary to provide, such additional information, witnesses and related data as may be reasonably necessary or appropriate to support the representations and warranties set forth in Article III.

            (o) Attendance at Board Meetinqs. The Company shall permit the Purchaser or its designee to have one observer attend each meeting of its Board of Directors and each meeting of any standing committee thereof which is authorized to act on the Company's behalf without further action by the Directors. The Company shall provide the Purchaser and such designee with notice of the time and place of such meeting in the same manner and at the same time as it shall provide such notice to its directors or committee members, as the case may be. The Company shall also provide to the Purchaser copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee.

            (p) Compensation. The Company shall pay to its management or management of any Subsidiary compensation at a rate of compensation which is not in excess of that commonly paid to management in companies of similar size, of similar maturity and in similar businesses and all management compensation and all policies relating thereto shall be approved an advance by a majority of the members of that Company's Board of Directors.

            (q) Guaranty. OCA-AO shall, at all times, comply with all of the terms and conditions of the Guaranty as is applicable to it and shall not amend, terminate or waive any of the provisions thereof without the prior written consent of the Purchaser.

            (r) Budget. The Company will prepare and submit to its Board of Directors, for approval, a consolidated and consolidating budget for each fiscal year of the Company prior to the beginning of such fiscal year (except that for fiscal year 1993 Budget shall be submitted prior to September 30, 1992), which budget shall be in reasonable detail and shall include projected cash flow requirements, gross income and operating results and other relevant information on a monthly basis and which shall be accompanied by a written discussion and analysis by management of such budget. A copy of such budget as approved by the Board of Directors of the Company (the "Budget"), together with such written discussion, shall be furnished to the Purchaser within fourteen (14) days after such approval by the Board of Directors of the Company.

     4.02. Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Notes or Warrants are outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

            (a) Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

               (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

               (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

               (iii)  arising  out  of  pledges  or  deposits   under   worker's
     compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

               (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use in the ordinary course of business;

               (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

               (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made; and

               (viii) described in Exhibit 3.07 which secure the Indebtedness set forth in Exhibit 3.05, provided that no such lien is extended to cover other or different property of the Company or any Subsidiary (except by the application of an after-acquired property clause included in the original terms of such Indebtedness and the security therefor).

            (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness except for:

               (i) the Notes;

               (ii)   Indebtedness   for  money  borrowed   provided  that  such
     Indebtedness for money borrowed does not result in the Company's failure to comply with all of the provisions of Article IV hereof;

               (iii) Current Liabilities, other than for borrowed money, which are incurred in the ordinary course of business; and

               (iv) Indebtedness with respect to lease obligations, provided that such lease obligations do not violate subsection 4.02(c).

            (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction.

            (d) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

            (e) Mergers, Sale of Assets, etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to, any Person, or permit any Subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business and except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (2) any Subsidiary may merge into or transfer assets to the Company, (3) the Company may merge any Person into it or otherwise acquire such Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition, and, provided that such merger or acquisition does not result in the issuance (in one or more transactions) of shares of the voting stock of the Company representing in the aggregate more than twenty percent (20%) of the total outstanding voting stock of the Company, on a fully diluted basis, immediately following the issuance thereof and (4) the Company may sell fixed assets up to fifteen percent (15%) (based upon its then net book value) of its consolidated net fixed assets in any one (1) twelve (12) consecutive month period.

            (f) Investments in Other Persons. Make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, all or substantially all of the capital stock, all or substantially all of the assets comprising the business of, obligations of, or any interest in, any Person, except:

               (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

               (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aa1 or higher, and whose commercial paper (if rated) is rated Prime 1, by Moody's Investors Service, Inc.;

               (iii) loans or advances from a Subsidiary to the Company;

               (iv)   investments   by  the  Company  or  a  Subsidiary  in  the
     highest-rated commercial paper having a maturity of not more than one year from the date of acquisition; and

               (v) other loans, advances and investments; provided that the aggregate amount of all such loans, advances and investments does not exceed, at any one time outstanding, ten percent (10%) of the Consolidated Net Worth of the Company as of the end of its then most recent fiscal quarter.

            (g) Distributions. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assess to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company; provided, however, that nothing herein. contained shall prevent the Company from:

               (i) repurchasing any shares of Common Stock pursuant to any Shareholder Agreement, as in effect on the date hereof, between the Company and any of its shareholder; provided, however, if the purchase price thereunder exceeds $25,000, that no more than $25,000 shall be paid in cash and the balance of such purchase price shall be represented by a promissory note payable over the maximum number of annual Installments, with the lowest interest rate, permitted by such Shareholder Agreement and, further, provided, that the Company and the holder of each such promissory note shall have executed and delivered to the Purchaser, at the time of such repurchase, a subordination agreement, in form and substance satisfactory to the Purchaser, subordinating all payments of interest and principal under said promissory note to the prior payments of the Notes, except that scheduled principal and interest payments will be permitted of at the time of each such payment there does not exist an Event cf Default under this Agreement or an event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default under this Agreement, or

               (ii) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

               (iii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

               (iv) repurchasing 46,875 shares of its Common Stock as presently constituted upon the terms described in Note 2 to the Company's audited financial statements for the fiscal year ended June 30, 1991 (Exhibit 3.08), provided that on the date of such repurchase or within thirty (30) days prior thereto the Company has issued and sold shares of its Common Stock at a price per share not less than the repurchase price per share and has received an aggregate consideration from such sale of not less than the full repurchase price, if in the case of any such transaction there does not exist at the time of such Distribution an Event of Default or an event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default and provided that such Distribution can be made in compliance with the other terms of this Agreement.

            (h) Dealings with Affiliates. Except as is set forth in Exhibit 3.11, enter or permit any Subsidiary to enter into any transaction with any holder of 5% or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock except in the ordinary course of business and on terms not less favorable to the Company or the Subsidiary than it would obtain in a transaction between unrelated parties.

            (i) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary, provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.02(e).

            (j) Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of its Business.

     4.03. Reporting Requirements. The Company will furnish to each registered holder of any Note and Warrant and to any holder of at least twenty-five percent (25%) of the Registrable Shares and to any holder of Common Stock issued upon exercise of any Warrant who is or was a partner of the
Purchaser:

            (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

            (b) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings and statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and to Budget, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

            (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and a consolidated statement of cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized standing acceptable to the Purchaser. A consolidating balance sheet as of the end of such fiscal year and a consolidating statement of income for such fiscal year will be shown as additional information and the auditors' report thereon will be limited to an opinion in all material respects in relation to the consolidated financial statements taken as a whole;

            (d) at the time of delivery of each quarterly and annual statement, a certificate, executed by the chief financial officer in the case of quarterly statements and the Company's independent public accountants in the case of annual statements, stating that such officer or accountants, as the case may be, has caused this Agreement, the Notes, the Warrants and the Guaranty to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement, the Notes, the Warrants or the Guaranty or, if such officer or accountant has such knowledge, specifying such default and the nature thereof. Each such certificate shall set forth computations in reasonable detail demonstrating compliance with the provisions of subsections 4.01(j) and (k) and subsections 4.02(b) and (c);

            (e) promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

            (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 3.04; and

            (g) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Securities and Exchange Commission and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request.

     4.04 Termination of Certain Covenants. The covenants set forth in subsections 4.01(a), (b), (c), (j) and (k) and in subsections 4.02(a), (b), (c),
(d), (f) and (g)(iv) shall terminate and be of no further force or effect when the Notes have been redeemed in their entirety. Further, all of the covenants set forth in Sections 4.01, 4.02 and 4.03 shall. terminate and be of no further force and effect upon the latter of (i) when the Notes have been redeemed in their entirety and (ii) when the Company shall be subject to the reporting requirements of the Exchange Act.

                                    ARTICLE V

                               REGISTRATION RIGHTS

     5.01. "Piggy Back" Registration. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Common Stock of the type which has been or may be issued upon the exercise of the Warrants, other than on Form S-8 or its then equivalent or pursuant to a registration of Common Stock in connection with a merger, acquisition or other transaction of the type described in Rule 145 registered on Form S-4, it shall send to each holder of Registrable Shares, including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within thirty (30) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata among the holders of such Common Stock having an incidental ("piggy back") right to include such Common Stock in the registration statement according to the amount of such Common Stock which each holder had requested to be included pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder. No incidental right under this Section 5.01 shall be construed to limit any registration required under
Section 5.02.

     5.02. Required Registration. If on any one occasion, one or more holders of at least forty percent (40%) of the Registrable Shares shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least forty percent (40%) of the Registrable Shares, the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within thirty (30) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible. If the Company determines to include shares to be sold by it in any registration requests pursuant to this
Section 5.02, such registration shall be deemed to have been a registration under Section 5.01 of this Article V.

     5.03.  Registration  on Form S-3. In addition  to the rights  provided  the holder of Registrable Shares in Sections 5.01 and 5.02 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission), the Company will promptly so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will at any time, and from time to time, thereafter, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify.

     5.04. Effectiveness. The Company will use its best efforts to maintain the effectiveness for ninety (90) days from the date of its effectiveness or until the Registrable Shares covered thereby have been sold, whichever is earlier, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

     5.05. Indemnification of Holder of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by applicable law, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person, of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     5.06. Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by applicable law, each holder of the Registrable Shares so registered will indemnity and hold harmless the Company, each of its directors, each of officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof, and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent.

     5.07. Exchange Act Registration. If the Company at any time shall list any of its Common Stock of the type which may be issued upon the exercise of the Warrants on any national securities exchange and shall register such Common Stock under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of, all of the Common Stock from time to time issuable upon exercise of the Warrants. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Securities and Exchange Commission such information as the Securities and Exchange Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such Registrable Securities without registration.

     5.08. Damages. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

     5.09. Further Obligations of the Company. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

            (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

            (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

            (c) Furnish to each selling holder a signed counterpart of

               (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

               (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

            (d)   Permit   each   selling   holder  or  his   counsel  or  other
representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

            (e) Furnish to each selling holder a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering; and

            (f) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

     5.10 Limitations.  Notwithstanding the foregoing provisions of this Article
V:

            (a) The Company shall not be obligated to cause any registration to become effective within the ninety (90) day period preceding the effective date of a Company-initiated registration or prior to the expiration of ninety (90)
days following the effective date of the most recent Company-initiated registration;

            (b) The Company shall not be required to maintain and keep any such registration effective for a period exceeding ninety (90) days from the effective date thereof; and

            (c) The Company shall be entitled to postpone the filing of any such registration for a period not to exceed ninety (90) days from the giving of notice of or receipt of a request for any registration, if the Company, in its good faith judgment with advice of counsel, reasonably believes that it would be advisable to withhold the public release of information which in the reasonable judgment of the Company would be required to be disclosed in such registration statement.

     5.11 Letter of Opinion of Counsel in Lieu of Registration. The Company will not be required to register any outstanding Registrable Shares in connection with any demand made pursuant to Sections 5.01, 5.02 or 5.03 if, in the written opinion of counsel for the Company, reasonably acceptable to such holder in form and substance, such holder is able to sell all of its Registrable Shares without regard to time or volume limitations or manner of sale, in accordance with Rule 144(k) under the Securities Act and applicable state securities laws.

     5.12. Expenses. In the case of a registration under Section 5.01, 5.02 or 5.03, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares, or (ii) any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     6.01. Events of Default. If any of the following events "Events of Default") shall occur and be continuing:

            (a) The Company shall fail to pay any required installment of principal or any payment of interest or premium on any of the Notes when due; or

            (b) The Company shall default in the performance of any covenant contained in subsection 4.01(j) or (k) or shall default for ten (10) days in the performance of any covenant contained in Section 4.02; or

            (c) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

            (d) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes, the Warrants or the Guaranty on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after written notice thereof shall have been given to the Company by any registered holder of the Notes; or

            (e) The Company or any Subsidiary shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Notes) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

            (f) The Company or any Subsidiary shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or
(vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

            (g) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within (60) days after its issue or levy; or

            (h) OCA-AO shall fail, on or before June 30, 1993, to pay, in full, all of its obligations under that certain Loan Agreement, dated as of March 23, 1990, between OCA-AO and Greyhound Financial Corporation; or

            (i) The Company shall fail, on or before June 30, 1993, to merge OCA-AO with and into the Company;

then, and in any such event, the Purchaser or any other holder of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 6.01(f) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         6.02. Annulment of Defaults. Section 6.01 is subject to the condition that, if at any time after the principal of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holders of seventy-five percent (75%) or more in principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS

     7.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" means this Subordinated Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

     "Business" means the design, development manufacture and marketing of optical and electro-optical systems, subsystems, sophisticated assemblies and components for commercial, industrial, military, aerospace and scientific applications and other activities related to one or more of the foregoing.

     "Business Plan" means the Optical Corporation of America Confidential Memorandum as delivered by the Company to the Purchaser on or about March 24, 1992.

     "Capital Resource Company Act" shall have the meaning assigned to that term in Section 1.12.

     "Code" shall have the meaning assigned to that term in Section 4.01(i).

     "Company" means and shall include Optical Corporation of America and its successors and assigns.

     "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "Consolidated Net Earnings Available for Interest Charges" means, for any period, Consolidated Net Income for such period plus (a) interest paid or accrued by the Company and its Subsidiaries with respect to all Indebtedness for such period and (b) income and excess profit taxes for such period and all other taxes for such period which are imposed on or measured by income after deduction of interest charges.

     "Consolidated Net income" means, for any period, the net income (or net deficit) of the Company and its Subsidiaries for such period, after all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles eliminating (i) all intercompany items,
(ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by the Company or its Subsidiaries, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, and (iv) any increase or decrease of income arising from any change in the method of accounting for any item from that employed in the preparation of the financial statements attached hereto as Exhibit 3.08.

     "Consolidated Net worth" means, at any dates, the sum of (a) the par value of all of the stock of the Company issued and outstanding, (b) the amount of any additional paid-in-capital and

            (i) the positive retained earnings, if any, of the Company and its Subsidiaries, or

            (ii) less, the amount of any deficit in the retained earnings of the Company and its Subsidiaries as the same appears on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied as of such date, after eliminating all intercompany items and all amounts properly attributable to (1) any write-up in the book value of any asset resulting from a revaluation thereof after the date of this Agreement; (2) the amount of any intangible assets including patents, trademarks, unamortized debt discount and expense, goodwill, covenants and agreements and the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Company or of the Subsidiary which shall have acquired the same; (3) earnings attributable to any other Person unless actually received by the Company or its Subsidiaries; and (4) changes in the method of accounting.

     "Current Liabilities" means all liabilities of any corporation which would, in accordance with generally accepted accounting principles consistently applied, be classified as current liabilities of a corporation conducting a business the same as or similar to that of such corporation, including, without limitation, all rental payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards and fixed prepayments of, and sinking fund payments with respect to, Indebtedness (including Indebtedness evidenced by the Notes), which payments are required to be made within one year from the date of determination.

     "Distribution" shall have the meaning assigned to that term in Section 4.02(g).

     "Environmental Laws" means all foreign, federal, state or local laws, ordinances and regulations pertaining to human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., and the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E.

     "ERISA" shall have the meaning assigned to that term in Section 3.10.

     "Events of Default" shall have the meaning assigned to that term in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

     "Government  Contract"  shall  have the  meaning  assigned  to that term in
Section 3.14.

     "Guaranty" shall have the meaning assigned to that term in Section 2.02(a).

     "Hazardous   Substances"  means  oil  and  petroleum  products,   asbestos,
polychlorinated biphenyls and urea formaldehyde, and any other substance classified as hazardous, toxic or as wastes under any Environmental Laws.

     "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments (other than those which are treated as Current Liabilities) due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

     "Interest Charges" means the interest expense of the Company and its Subsidiaries incurred in any period with respect to Indebtedness (including the current portion thereof)

     "Key Employees" means the individuals named on Exhibit 7.01(a) attached hereto.

     "Notes" shall have the meaning assigned to that term in Section 1.01.

     "OCA-AO" shall have the meaning assigned to that term in Section 2.02(a).

     "Person" means an individual, corporation (other than the Company or OCA-AO), partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Purchaser" means and shall include not only the Massachusetts Capital Resource Company but also any other holder or holders of any of the Notes or Warrants.

     "Registrable Shares" means and shall include the shares of Common Stock issued and issuable upon exercise of the Warrants.

     "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

     "Senior Debt" shall have the meaning assigned to that term in Section 1.10(h).

     "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares.

     "Warrants" shall have the meaning assigned to that term in Section 1.02.

     7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements attached hereto as Exhibit 3.08, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser, or any other holder of the Notes or Warrants in exercising any right, power or remedy hereunder or under any agreement, document or instrument executed or delivered in connection herewith, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Notes or the Warrants to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company
(i) shall, in the case of the Notes, obtain consent thereto in writing from the holder or holders of at least seventy-five percent (75%) in principal amount of all Notes then outstanding, and (ii) shall, in the case of the Warrants, obtain the consent thereto in writing from the holder or holders of at least seventy-five percent (75%) of the shares of Common Stock issued and issuable upon exercise of the Warrants, and (iii) shall, in each case, deliver copies of such consent in writing to any holders who did not execute the same; provided that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Note, without the consent of the holder thereof, or to reduce the percentage of the Notes and Warrants the consent of the holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         8.03. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below:

         If to the Company:

                           Optical Corporation of America
                           7421 Orangewood Avenue
                           Garden Grove, California 94621
                           Attention: Chairman
                           Telecopy Number: (714) 898-0587

                  with a copy to the attention of:

                           George Olmsted, Clerk
                           Optical Corporation of America
                           170 Locke Drive
                           Marlborough, Massachusetts 01752
                           Telecopy Number: (508) 485-0526

         If to the Purchaser:

                           Payments should be mailed to:

                           Massachusetts Capital Resource Company
                           P.O. Box 3707
                           Boston, Massachusetts 02241

                           and all other deliveries and other communications
                       made at or sent to:

                           Massachusetts Capital Resource Company
                           420 Boylston Street
                           Boston, Massachusetts 02116
                           Attention: Richard W. Anderson, Senior Vice
                                                           President
                           Telecopy Number: (617) 536-7930

     If to any other holder of the Notes or Warrants: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or transmitted during regular business hours by telecopy, or delivered in hand, respectively, addressed as aforesaid.

     8.04.  Costs,  Expenses and Taxes.  The Company agrees to pay on demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement, the Notes, the Warrants, the Guaranty and other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, special counsel for the Purchaser, with respect thereto, as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts reasonably retained by the Purchaser in connection with the amendment or enforcement of this Agreement, the Notes, the Warrants, the Guaranty and other instruments and documents to be delivered hereunder or thereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Warrants, the Guaranty and the other instruments and documents to be delivered hereunder or thereunder and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     8.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser.

     8.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, the Warrants, the Guaranty or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.

     8.07. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     8.08. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     8.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     8.10. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     8.11. Sealed Instrument. This Agreement is executed as an instrument under seal.

     8.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     8.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes, the Warrants and the Guaranty.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          OPTICAL CORPORATION OF AMERICA

                                          By  /s/ DONALD A. JOHNSON
                                          --------------------------------------
                                          Donald A. Johnson, Chairman and
                                               Chief Executive Officer

                                          MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                          By  /s/ RICHARD W. ANDERSON
                                          --------------------------------------
                                          Richard W. Anderson, Senior Vice
                                                     President

              Amendment to the Note and Warrant Purchase Agreement
                            Dated as of May 28, 1992
                                     between
                         Optical Corporation of America
                                       and
                     Massachusetts Capital Resource Company

         This Amendment is dated as of June 30, 1994, is by and between Optical Corporation of America (the "Company") and Massachusetts Capital Resource
Company (the "Purchaser"), amends that certain Note and Warrant Purchase Agreement between the Company and the Purchaser referenced above (the "Agreement") and is to the following effect:

          1. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

          2.    The  following  definition  is  added to  Section  7.01  of  the
Agreement:

          "'Subordinated Indebtedness' shall mean (i) the Notes; (ii) the 1993 subordinated notes due 1997 between the Company and certain other purchasers in the aggregate principal amount of $750,000.00 so long as by their terms or by separate agreement they remain subordinate and junior to Senior Debt in substantially the same manner and substantially to the same extent as the Notes are subordinate and junior to Senior debt."

                3. Section 4.0(j) of the Agreement is amended to read hereafter as follows:

               "(j) Maintenance of Debt to Equity Ratio. Maintain a ratio of Consolidated Indebtedness, other than Subordinated Indebtedness, to consolidated Net Worth, plus Subordinated Indebtedness of not more than 2 to 1, such ratio to be measured at the end of each fiscal quarter of the Company."

          4. Section 4.01(k) of the Agreement is amended to read hereafter as follows:

          "(k) Interest Coverage. Maintain a ratio of Consolidated Net Earnings Available for Interest Charges to Interest Charges of:

               (i) not less than 1.5 to 1 through and including September 30, 1994;

               (ii) not less than 1.75 to 1 thereafter through and including December 31, 1994; and

               (iii) not less than 2.0 to 1 thereafter,

          such ratio to be measured at the end of each fiscal quarter of the Company as an average of the four (4) most recent fiscal quarters of the Company."

          5. The Purchaser waives compliance by the Company with Sections 4.01(j) and 401(k) of the Agreement through the effective date of this Amendment.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by a duly authorized officer effective as of the date first above written.

                                   OPTICAL CORPORATION OF AMERICA

                                   By:   /s/ DONALD A. JOHNSON
                                         ------------------------------
                                         Donald A. Johnson
                                         Chairman and Chief Executive Officer

                                   MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                   By: /s/ RICHARD W. ANDERSON
                                       --------------------------------
                                       Richard W. Anderson
                                       Senior Vice President

              Amendment to the Note and Warrant Purchase Agreement
                            Dated as of May 28, 1992
                                     between
                         Optical Corporation of America
                                       and
                     Massachusetts Capital Resource Company

         This Amendment is dated as of September 30, 1994, is by and between Optical Corporation of America (the "Company") and Massachusetts Capital Resource Company (the "Purchaser"), amends that certain Note and Warrant Purchase Agreement between the Company and the Purchaser referenced above (the "Agreement") and is to the following effect:

         1. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

         2. Section 4.01 (k) of the Agreement is amended to read hereafter as follows:

          "(k) Interest Coverage. Maintain a ratio of Consolidated Net Earnings Available for Interest Charges to Interest Charges of:

               (i) not less than 1.0 to 1 through  and  including  December  31,
                   1994;

               (ii) not less than 1.25 to 1  thereafter  through  and  including
                    March 31, 1995; and

               (iii) not less than 2.0 to 1 thereafter,

         such ratio to be measured at the end of each fiscal quarter of the Company as an average of the four (4) most recent fiscal quarters of the Company."

         3. The Purchaser waives compliance by the Company with Section 4.01(k) of the Agreement through the effective date of this Amendment.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by a duly authorized officer effective as of the date first above written.

                                   OPTICAL CORPORATION OF AMERICA

                                   By:   /s/ DONALD A. JOHNSON
                                         ------------------------------
                                         Donald A. Johnson
                                         Chairman and Chief Executive Officer

                                   MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                   By: /s/ RICHARD W. ANDERSON
                                       --------------------------------
                                       Richard W. Anderson
                                       Senior Vice President

              Amendment to the Note and Warrant Purchase Agreement
                            Dated as of May 28, 1992
                                     between
                         Optical Corporation of America
                                       and
                     Massachusetts Capital Resource Company

          This Amendment is dated as of August 30, 1995, is by and between Optical Corporation of America (the "Company") and Massachusetts Capital Resource Company (the "Purchaser"), amends that certain Note and Warrant Purchase Agreement between the Company and the Purchaser referenced above (the "Agreement") and is to be the following effect:

          1. All capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

          2. Section 4.01(k) of the Agreement is amended to read hereafter as follows:

          "(k) Interest Coverage. Maintain a ratio of Consolidated Net Earnings Available for Interest Charges to Interest Charges of:

               (i) not less than 1.0 to 1 through  and  including  December  31,
                   1994;

               (ii) not less than 1.25 to 1  thereafter  through  and  including
                   March 31, 1995;

               (iii) not less than 1.50 to 1  thereafter  through and  including
                   June 30, 1996; and

               (iv) not less than 2.0 to l thereafter,

          such ratio to be measured at the end of each fiscal quarter of the Company as an average of the four (4) most recent fiscal quarters of the Company."

         3. The Purchaser waives compliance by the Company with Section 4.01(k) of the Agreement through the effective date of this Amendment.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by a duly authorized officer effective as of the date first above written.


                                   OPTICAL CORPORATION OF AMERICA

                                   By:   /s/ DONALD A. JOHNSON
                                         ------------------------------
                                         Donald A. Johnson
                                         Chairman and Chief Executive Officer

                                   MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                   By: /s/ RICHARD W. ANDERSON
                                       --------------------------------
                                       Richard W. Anderson
                                       Senior Vice President

                                    AMENDMENT

     Amendment, made as of the 20th day of July 1995, by and among Optical Corporation of America, a Massachusetts corporation, (the "Company") and Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership, (the "Purchaser").

     WHEREAS, the Company and the Purchaser have entered into a certain Subordinated Note and Warrant Purchase Agreement, dated as of May 28, 1992 and as amended to date, (the "Purchase Agreement"); and

     NOW, THEREFORE, the Company and the Purchaser do hereby agree with each other as follows:

     Section 1.05(a) of the Purchase Agreement is hereby amended, effective as July 20, 1995, in its entirety to read as follows:

     "Beginning on and with September 30, 1996, and on the last day of December, March, June and September in each year thereafter through and including June 30, 1999, the Company will redeem, without premium, $125,000 in principal amount of the Notes, or such lesser amount as may then be outstanding, together with all accrued and unpaid interest then due on the amount so redeemed."

     In WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          OPTICAL CORPORATION OF AMERICA

                                          By  /s/ DONALD A. JOHNSON
                                             -----------------------------------
                                          Title: Chairman and CEO
                                                -------------------------------

                                          MASSACHUSETTS CAPITAL RESOURCE CO.

                                          By: /s/ RICHARD W. ANDERSON
                                             -----------------------------------
                                             Richard W. Anderson
                                             Senior Vice President

         AGREEMENT, made as of this 15th day of March 1994, by and between Optical Corporation of America, a Massachusetts corporation, (the "Company") and Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership ("MCRC")

         WHEREAS, the Company and MCRC have entered into a certain Subordinated Note and Warrant Purchase Agreement, dated as of May 28, 1992 (the "Purchase Agreement"), pursuant to which the Company, among other things, issued to MCRC the Company's Subordinated Note, due June 30, 1999, in the original principal amount of $1,500,000 (the "Note"); and

         WHEREAS, the Company acknowledges that there presently exists an Event of Default (as that term is defined in the Purchase Agreement) as a result of the Company's failure to meet the interest coverage test set forth in Section 4.01(k) of the Purchase Agreement as of December 31, 1993; and

         WHEREAS, the Company desires that MCRC waive the existing Event of Default and amend certain portions of the Purchase Agreement; and

         WHEREAS, MCRC, in accordance with and relying upon the terms and conditions set forth herein, is willing to grant such waiver and amend the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree with each other as follows:

         1. Upon the Effective Date, the first sentence of Section 1.05(a) of the Purchase Agreement is amended, in its entirety, effective as of February 17, 1994, as follows:

         "Beginning on and with September 30, 1995, and on the last day of December, March, June and September in each year thereafter through and including June 30, 1999, the Company will redeem, without premium, $93,750 in principal amount of the Notes, or such lesser amount as may then be outstanding, together with all accrued and unpaid interest then due on the amount so redeemed."

         2. Upon the Effective Date, Section 4.02(a) of the Purchase Agreement is amended by striking the period at the end of clause (viii) thereof and by adding the following

                  "; and

                  (ix) now or hereafter  granted to the  Purchaser to secure the
                       Company's performance under this Agreement and the Notes"

         3. The Company shall, on the date hereof, execute and deliver to MCRC a security agreement (the "Security Agreement"), together with all related financing statements, such Security Agreement and each other document executed therewith to be in form and substance satisfactory to MCRC. Further, on the date hereof, the Company, Massachusetts Business Development Corporation, Fleet Credit Corporation and the Bank of the West shall have amended that certain Intercreditor Agreement, dated March 31, 1993, to include MCRC, such amendment to be in form and substance satisfactory to MCRC.

         4.    The Company represents and warrants to MCRC as follows:

                  (a) The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority for the ownership and operation of its property and carrying on of its business as now being conducted and proposed to be conducted. Neither the nature of the business conducted by the Company nor the character of the properties owned or held under lease by the Company requires the Company to be qualified or licensed as a foreign corporation in any state or jurisdiction other than the State of California in which it is so qualified and in good standing.

                  (b) The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and the Security Agreement the valid and enforceable obligations they purport to be.

                  (c) No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery by the Company of, or for the performance by it of its obligations under, this Agreement or the Security Agreement.

                  (d) Neither the execution and delivery of this Agreement, the Security Agreement, nor the consummation of any transactions contemplated hereby or thereby has constituted or resulted in or will constitute or result in a default or violation of any term or provision of the Company's charter or by-laws or, with notice or the passage of time, any mortgages, indentures, leases, agreements or other instruments or any judgments, decrees, governmental orders, statutes, rules and regulations by which the Company is bound or to which its properties or assets are subject.

                  (e) That, except for the default under Section 4.01(k) of the Purchase Agreement referred to herein, no event has occurred and is continuing which constitutes an Event of Default under the Purchase Agreement or which would become an Event of default upon a lapse of time or with notice if applicable.

         5. The "Effective Date" shall be that date, on or before March 15, 1994, on which the Company shall have delivered to the Purchaser, or its special counsel, each of the following:

                  (a) A certified copy of all charter documents of the Company (or, in lieu thereof, a certificate of the Clerk or Assistant Clerk of the Company stating that there have been no amendments thereto since May 28, 1992); a certified copy of the resolutions of the Board of Directors and, to the extent required, the stockholders of the Company evidencing approval of this Agreement and the Security Agreement and other matters contemplated hereby; a certified copy of the By-laws of the Company (or, in lieu thereof, a certificate of the Clerk or Assistant Clerk of the Company stating that there have been no amendments thereto since May 28, 1992); and certified copies of all documents evidencing other necessary corporate or other action and governmental approval, if any, with respect to this Agreement and the Security Agreement.

                  (b) A certificate of the Clerk or an Assistant Clerk of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the Security Agreement and the other documents or certificates to be delivered pursuant to this Agreement and the Security Agreement by the Company, or any of its officers, together with the true signature of such officers.

                  (c) A certificate from a duly authorized officer of the Company to the effect that the Company has duly complied with and satisfied all of the conditions set forth in Sections 8 and 9 of that certain Extension Agreement, dated February 17, 1994, between the Company and the Bank of the West.

                  (d) A favorable opinion of Messrs. Bowditch & Dewey, counsel for the Company, as to such matters as the Purchaser, or its special counsel, may reasonably request.

         6. Upon the Effective Date,  MCRC waives the Company's  compliance with
Section 4.01(k) of the Purchase Agreement through the Company's fiscal quarter ending December 31, 1993, but waives no other default under the Purchase Agreement. The Company acknowledges and agrees that upon any Event of Default MCRC shall, at any time and from time to time, be free, in its sole discretion, to exercise any and all of its rights and remedies under the Purchase Agreement, the Notes and the Security Agreement, including, without limitation, the acceleration of the entire principal and interest of the Note due to any Event of Default.

         7. The Comany will promptly pay all reasonable legal fees and expenses of Testa, Hurwitz & Thibeault, special counsel to MCRC, in connection with the negotiation and execution of this Agreement and the Security Agreement.

         8. The Purchase Agreement and the Note, as herein amended, are each hereby ratified and confirmed.

         9. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereby may execute this Agreement by signing any such counterpart.

         10. This Agreement shall be effective as of the Effective Date, provided that such Effective Date occurs on or before March 15, 1994.

         11. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         OPTICAL CORPORATION OF AMERICA

                                         By: /s/ DONALD A. JOHNSON
                                            ----------------------------------
                                             Donald A. Johnson, Chairman

                                          MASSACHUSETTS CAPITAL RESOURCE COMPANY

                                          By:/s/ RICHARD W. ANDERSON
                                             ---------------------------------
                                              Richard W. Anderson, Senior
                                                    Vice President